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                                                                    Exhibit 99.1

                      [POTTERS FINANCIAL CORPORATION LOGO]

NEWS RELEASE
                              FOR IMMEDIATE RELEASE

                          POTTERS BANK SETTLES LAWSUIT

EAST LIVERPOOL, OH  November 10, 2000

Potters Bank, the wholly-owned subsidiary of Potters Financial Corporation has settled all claims in its lawsuit against National City Bank upon mutually agreeable terms. The lawsuit against the regional financial institution was dismissed by the Columbiana County Common Pleas Court on November 8, 2000. All claims against Kenneth M. Heyman, Tri-State Holdings, Inc. and Louis and Michelle Volino, however, remain pending.

Potters Bank is a community banking organization providing financial products and services through its three branch offices in and near East Liverpool, Ohio and a loan production office in Boardman, Ohio. Trading in PFC shares is conducted through The Nasdaq SmallCap Market under the symbol "PTRS".

Contact:  Edward L. Baumgardner
          Anne S. Myers
          (330) 385-0770
          Website:  www.pottersbank.com